Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 333-182222) and on Form S-8 (Registration Nos. 333-189289, 333-161058, 333-145191, 333-85972, 333-52430, 333-46826, 333-46732, and 333-46122) of The Dun & Bradstreet Corporation of our report dated February 26, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
New York, NY
February 26, 2015